UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for 6.750% Senior Secured Notes due 2027

On February 4, 2022, Lindblad Expeditions Holdings, Inc. (the “Company” or “Lindblad”), entered into an indenture, dated as of February 4, 2022 (the “Indenture”), by and among Lindblad Expeditions, LLC (the “Issuer”), Lindblad, as parent guarantor, the subsidiary guarantors named therein, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”), governing the terms of the Issuer’s $360,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2027 (the “Notes”). The Notes were issued on February 4, 2022.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior secured obligations of the Issuer and are (i) guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries (other than the Issuer) that also guarantee the obligations under the Revolving Credit Agreement (as defined below) and (ii) secured by first-priority liens (subject to permitted liens and certain exceptions) on the same collateral that secures the obligations under the New Credit Facility (as defined below). The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 6.750% per year, accruing from February 4, 2022. Interest on the Notes is payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2022. The Notes will mature on February 15, 2027, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time prior to February 15, 2024, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a “make-whole” premium set forth in the Indenture. On or after February 15, 2024, the Issuer may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. In addition, at any time prior to February 15, 2024, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount of the Notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date, with the net cash proceeds of specified equity offerings. If the Company experiences certain change of control events, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the Issuer’s ability, the Company’s ability and the ability of the Company’s restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividend payments, distributions, investments and other restricted payments, sell certain assets, agree to any restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains customary events of default provisions.

Lindblad intends to use the net proceeds from the offering to prepay in full all outstanding borrowings under its existing term loan, including the Main Street loan, and revolving credit facility (together, the “Existing Credit Agreement”), to pay any related premiums and to terminate in full its Existing Credit Agreement and the commitments thereunder.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates participate in, or are agents and lenders under our Existing Credit Agreement and, as a result, will receive a portion of the net proceeds from the offering of the Notes and certain of the initial purchasers or their affiliates have agreed with the Issuer to act as arrangers, lenders and/or agent under the New Credit Facility (as defined below).

Collateral Trust Agreement

On February 4, 2022, the Company entered into a collateral trust agreement (the “Collateral Trust Agreement”), which sets forth the terms on which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all liens on all Collateral (as defined below) owned by the Issuer or any guarantor for the benefit of all present and future holders of the Notes, the lenders under the Revolving Credit Agreement and any other existing and future holders of first lien debt. The agent or other representative of the holders of any series of future first lien debt (together with the Trustee and the Administrative Agent (as defined below), the “Authorized Representatives”) will be required to execute a joinder to the Collateral Trust Agreement in order to confirm the agreement of the applicable secured parties to be bound by the terms thereof.

The Collateral Trust Agreement provides for the determination of the enforcement of liens, order of application and the release of liens with respect to the Notes. Pursuant to Collateral Trust Agreement, the proceeds received by the Collateral Trustee from any foreclosure, collection or other enforcement will be distributed (i) first, to the payment of all amounts payable under the Collateral Trust Agreement, (ii) second, to the repayment of indebtedness and other obligations secured by liens on the Collateral, (iii) third, to the respective Authorized Representatives equally and ratably for each series of first lien debt (including the Trustee and the Administrative Agent) for application to the payment of all outstanding Notes, amounts due under the Revolving Credit Agreement and other first lien debt and (iv) fourth, with respect to any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses, to the Issuer or the applicable guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct. The Collateral Trust Agreement also contains customary events of default provisions.

The foregoing summary of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Collateral Trust Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates participate in, or are agents and lenders under our Existing Credit Agreement and, as a result, will receive a portion of the net proceeds from the offering of the Notes and certain of the initial purchasers or their affiliates have agreed with the Issuer to act as arrangers, lenders and/or agent under the New Credit Facility.

New Credit Facility and Revolving Credit Agreement

On February 4, 2022, the Company entered into a new senior secured revolving credit facility (the “New Credit Facility”), which includes an aggregate principal amount of $45.0 million maturing February 2027, including a letter of credit sub-facility in an aggregate principal amount of up to $5.0 million (the “Revolving Credit Agreement”), by and among the Issuer, as borrower, the Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), the lenders from time to time party thereto and certain other parties thereto. The New Credit Facility will be guaranteed by the Company and certain of Company’s subsidiaries (other than the Issuer) from time to time and secured by a first-priority lien (subject to permitted liens and certain exceptions) on substantially all the assets of the Issuer and the guarantors, whether owned on the closing date of the offering or thereafter acquired on a pari passu basis with the obligations under the Notes (the “Collateral”).

Borrowings under the New Credit Facility will bear interest at a rate per annum equal to, at the Issuer’s option, an adjusted SOFR rate plus a spread or a base rate plus a spread. The Revolving Credit Agreement contains customary events of default provisions, affirmative and negative covenants (including, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with affiliates) and financial covenants.

The foregoing summary of the New Credit Facility and the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Revolving Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates participate in, or are agents and lenders under our Existing Credit Agreement and, as a result, will receive a portion of the net proceeds from the offering of the Notes and certain of the initial purchasers or their affiliates have agreed with the Issuer to act as arrangers, lenders and/or agent under the New Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of February 4, 2022, among Lindblad Expeditions, LLC, Lindblad Expeditions Holdings, Inc., the other guarantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee, relating to the 6.750% Senior Secured Notes due 2027.
4.2	Form of 6.750% Senior Secured Notes due 2027 (included in Exhibit 4.1).
10.1	Collateral Trust Agreement, dated as of February 4, 2022, by and among Lindblad Expeditions, LLC, Lindblad Expeditions Holdings, Inc., the other grantors party thereto, Wilmington Trust, National Association as trustee and collateral trustee, Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Revolving Credit Agreement and each additional authorized representative from time to time party thereto.
10.2	Revolving Credit Agreement, dated as of February 4, 2022, by and among Lindblad Expeditions, LLC, Lindblad Expeditions Holdings, Inc., the lenders and other parties party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., and Citibank, N.A. as joint bookrunners, joint lead arrangers and syndication agents.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

February 7, 2022	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

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